Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned to accompany the Form 10-Q for the quarter ended March 31, 2024 of Hub Group, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Hub Group, Inc.

Date: May 3, 2024

/s/ Phillip D. Yeager	/s/ Kevin W. Beth
Phillip D. Yeager	Kevin W. Beth
Vice Chairman of the Board of Directors,	Executive Vice President, Chief Financial Officer and Treasurer
President and Chief Executive Officer	(Principal Financial and Accounting Officer)
Hub Group, Inc.	Hub Group, Inc.